SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 12, 1999

                   Rollins Truck Leasing Corp.
               (Exact name of registrant as specified in its charter)




  Delaware                  1-5728                  51-0074022
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File number)         Identification No.)



One Rollins Plaza, Wilmington, Delaware                     19803
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (302) 426-2700





















Item 5.     Other Events.

      Following is the text of the Company's November 15, 1999 press release:

      Rollins Truck Leasing Corp. ("the Company") (NYSE; PCX-Symbol:
RLC) today announced that Rollins Leasing Corp. ("Rollins"), its principal operating subsidiary, has entered into a Strategic Alliance Agreement with the UPS Logistics Group. Under the terms of the Agreement, Rollins would become the preferred provider of lease and rental vehicles and other ancillary services to Worldwide Dedicated Services, Inc., a unit of the UPS Logistics Group. In turn, the UPS Logistics Group would become the preferred provider of logistics management and dedicated logistics services to Rollins and its customers.

      In conjunction with the above, Rollins has executed an agreement to acquire UPS Truck Leasing, which provides full-service lease and rental services to 4,000 customers from 54 facilities throughout the U.S. UPS Truck Leasing currently provides maintenance services on more than 9,000 vehicles.

      Concurrently, Rollins Truck Leasing Corp. will sell the assets and business of Rollins Logistics Inc. to Worldwide Dedicated Services, a UPS Logistics Group company. Rollins Logistics provides dedicated and logistics services to more than 100 customers throughout the United States.

      John W. Rollins, Chairman and CEO, said, "Partnering with a world-class organization such as the UPS Logistics Group will allow us to provide an enhanced level of service to our existing customers and enable us to tap into new markets. We expect this alliance will create exceptional value for our shareholders."

      Annual revenues for the Company are expected to increase by approximately $40 million as a result of the acquisition of UPS Truck Leasing and the sale of Rollins Logistics Inc. Significant additional revenue growth is expected during the next few years as a result of the alliance.

      Closing under the agreements is subject to normal conditions and regulatory approvals and is expected to occur in early January, 2000.

      This release contains or may contain forward-looking statements based on management's beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company's SEC filings for a discussion of such factors.
                                       *  *  *

      Rollins Truck Leasing Corp., the nation's third largest full-service truck leasing and rental company, services approximately 40,000 vehicles from 227 facilities strategically located throughout the United States and Canada. The Company also currently provides logistics services and manages complete truck transportation and distribution systems for companies in a wide range of industries.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Rollins Truck Leasing Corp.



DATE:  November 22, 1999                  BY: /s/ Patrick J. Bagley
                                          Vice President-Finance and
                                          Treasurer